MORTGAGE NOTE



                      Loan No. 04-05-FL-0000



$2,800,000                          June 30, 1995

     FOR VALUE RECEIVED, RIDGEWOOD ORLANDO, INC., a Florida corporation, having its principal place of business at 2025 West State Road 434, Longwood, Florida 32779 (hereinafter referred to as "Maker"), promises to pay to the order of BLOOMFIELD ACCEPTANCE COMPANY, L.L.C., a Michigan limited liability company, at its principal place of business at Suite 100, 260 East Brown Street, Birmingham, Michigan 48009-6233 (hereinafter referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Two Million Eight Hundred Thousand Dollars ($2,800,000), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

1. A payment of interest only upon the execution of this Note, representing the interest that will accrue hereunder through June 30, 1995;

2. A constant payment of $26,137.69, on the first day of August, 1995, and on the first day of each calendar month thereafter up to and including the first day of June, 2015, each of such payments to be applied (a) to the payment of interest computed at the rate aforesaid; and (b) the balance applied toward the reduction of the principal sum; and

3. The balance of said principal sum, together with all accrued and unpaid interest thereon and any other amounts due under this Note shall be due and payable on the first day of July, 2015 (the "Maturity Date").

Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each, except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

     The term "Applicable Interest Rate" as used in this Note shall mean from the date of this Note through and including the Maturity Date, a rate of * percent (**%) per annum.

 *Ten and Thirty Five One Hundredths

**10.35

DOCUMENTARY STAMPS AS REQUIRED PURSUANT TO FLORIDA LAW HAVE BEEN
AFFIXED TO THE MORTGAGE SECURING THIS NOTE.

     This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith (the "Loan"). This Note is secured by (a) a Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith in the amount of this Note, given by Maker for the use and benefit of Payee and covering the fee estate of Maker in certain premises as more particularly described therein (the "Mortgage"), (b) an Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee (the "Assignment of Leases"), and (c) the other Loan Documents (as hereinafter defined). The term "Loan Documents" as used in this Note relates collectively to this Note, the Mortgage, the Assignment of Leases, and any and all other documents securing, evidencing or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan, but not including the Environmental and Hazardous Substance Indemnification Agreement executed by Maker in favor of Payee of even date herewith (the "Environmental Indemnity").

     If any sum payable under this Note is not paid on the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. If the day when any payment required under this Note is due is not a Business Day (as hereinafter defined), then payment shall be due on the first Business Day thereafter. The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which banking and savings and loan institutions in New York are authorized or obligated by law or executive order to be closed.

     The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee
(i) if any payment required in this Note is not paid on the date on which it is due; or (ii) upon the happening of any other Event of Default (as defined in the Mortgage). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

     Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due at a rate (the "Default Rate") equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). This charge shall be added to the Debt and shall be secured by the Mortgage. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

    This Note may not be prepaid prior to the Maturity Date; provided, however, Maker shall have the right and option to release the Mortgaged Property (as defined in the Mortgage) from the lien of the Mortgage in accordance with the terms and provisions set forth in Paragraph 57 of the Mortgage (the "Defeasance Option"). Notwithstanding the foregoing sentence, Maker shall have the privilege to prepay the entire principal balance of this Note and any other amounts outstanding on any scheduled payment date during the three (3) months preceding the Maturity Date. If following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Mortgaged Property, either through foreclosure or the exercise of the other remedies available to Payee under the Mortgage, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Yield Maintenance Premium (as defined in the Mortgage), if any, that would be required under the Defeasance Option.

     It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

     Subject to the qualifications below, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Maker, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note, the Mortgage and the other Loan Documents, or in the Mortgaged Property, the Rents (as defined in the Mortgage), or any other collateral given to Payee pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker's interest in the Mortgaged Property, in the Rents and in any other collateral given to Payee, and Payee, by accepting this Note, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding, under or by reason of or under or in connection with this Note, the Mortgage or the other Loan Documents. The provisions of this paragraph shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Payee thereunder; (d) impair the right of Payee to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases or the Environmental Indemnity; or (f) constitute a waiver of the right of Payee to enforce the liability and obligation of Maker, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Payee (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

(A) fraud or intentional misrepresentation by Maker or any guarantor in connection with the Loan;

(B) the gross negligence or willful misconduct of Maker;

(C) physical waste of the Mortgaged Property;

(D) the breach of any provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Payee with respect thereto in either document;

(E) the removal or disposal of any portion of the Mortgaged
    Property after an Event of Default;

(F) the misapplication or conversion by Maker of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property, or (iii) any Rents (as defined in the Mortgage), following an Event of Default;

(G) costs incurred by Payee (including reasonable attorneys' fees) in the collection or enforcement of the Debt, the protection or foreclosure of the security therefor, or the enforcement of the Loan Documents;

(H) failure to pay taxes (provided that the liability of Maker shall be only for amounts in excess of the amount held by Payee in escrow for the payment of taxes, computed without taking into consideration any portion of any such escrow that Payee may have applied in satisfaction of any portion of the Debt other than those taxes), assessments, charges for labor or materials or other charges that can create liens on any portion of the Mortgaged Property; and

(I) any security deposits collected with respect to the Mortgaged Property which are not delivered to Payee upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Mortgage) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

     Notwithstanding anything to the contrary in this Note or any of the Loan Documents, (i) Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111
(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with the Loan Documents, and
(ii) the Debt shall be fully recourse to Maker, and Maker shall be liable for all damages (including but not limited to attorneys' fees and expenses reasonably incurred) arising, in the event that:

(1) the first full monthly payment of principal and interest under this Note is not paid when due;

(2) Maker fails to permit on-site inspections of the Mortgaged Property, fails to provide financial information (if unremedied after any applicable notice and cure period under the Mortgage), or fails to maintain its status as a single purpose entity, each as required by, and in accordance with the terms and provisions of, the Mortgage;

(3) Maker fails to obtain Payee's prior written consent to any subordinate financing or other voluntary lien encumbering the Mortgaged Property; or

(4) Maker fails to obtain Payee's prior written consent to any "Transfer" (as defined in the Mortgage), as required by the Mortgage.

     Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Maker.

    All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Mortgage directed to the parties at their respective addresses as provided therein.

     MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.
THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

    This Note shall be governed by and construed in accordance with the laws of the State of Florida, in which the real property encumbered by the Mortgage is located, and the applicable laws of the United States of America.

     Maker has duly executed this Note the day and year first above written.

                              MAKER:

                              RIDGEWOOD ORLANDO, INC., a Florida
                              corporation



                              By:  /s/ N. R. Walden
                                   N. Russell Walden, President

                              And by: /s/ Karen S. Hughes
                                        Karen S. Hughes, Secretary


Pay to the order of ________________________________________, without recourse.

                              Bloomfield Acceptance Company,
                              L.L.C., a Michigan
                              limited liability company,



                              By: ____________________________

                              Print Name: Creighton J. Weber

                              Print Title:  Exec. VP